Exhibit 10.5

SECOND AMENDMENT TO

BJ SERVICES COMPANY 2003 INCENTIVE PLAN

WHEREAS, BJ Services Company (the “Company”) has heretofore adopted the BJ Services Company 2003 Incentive Plan (the “Plan”);

WHEREAS, the Plan has heretofore been amended by one amendment adopted on July 28, 2005; and

WHEREAS, the Company desires to amend the Plan in certain additional respects;

NOW THEREFORE, the Plan shall be amended as follows, effective for Awards made on or after November 15, 2006:

The definition of the term “retirement” in Article I, Section 2 of the Plan is hereby amended to read in its entirety as follows:

“‘Retirement’ shall mean (i) the termination of an Employee’s Employment with the Company, or its Affiliates, on or after an Employee reaches age 60 (provided that without limiting any powers conferred on the Committee or the Board under the Plan, Awards granted to such persons may be subject to forfeiture upon conditions imposed by the Committee in its discretion) or (ii) the termination of service of a Non-Employee Director following a period of service on the Board of at least three years, in each case for reasons other than death, Disability or Cause.’”